EXHIBIT 5.1


                                                       Borden Ladner Gervais LLP
                                                   Lawyers * Patent & Trade-Mark
                                                                          Agents
                                                          1200 Waterfront Centre
                                              200 Burrard Street, P.O. Box 48600
                                                Vancouver, B.C., Canada  V7X 1T2
                                        tel: (604) 687-5744  fax: (604) 687-1415
                                                               www.blgcanada.com
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October 23, 2000

Pivotal Corporation
300 - 224 West Esplanade
North Vancouver, B.C.
V7M 3M6

Dear Sirs/Mesdames:

             Pivotal Corporation Registration Statement on Form F-3

     We have acted as Canadian counsel to Pivotal Corporation (the "Company") in connection with a Registration Statement on Form F-3 (the "Registration Statement") filed with the United States Securities and Exchange Commission by the Company relating to the registration under the United States Securities Act of 1933, as amended (the "Act"), of 2,459,551 previously issued common shares of the Company (the "Common Shares").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Memorandum and Articles of the Company and resolutions of the directors of the Company with respect to the matters referred to herein. We have also examined such certificates of public officials, officers of the Company, corporate records and other documents as we have deemed relevant and necessary as a basis for the opinion expressed below. In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or conformed copies or as facsimile transmissions.

     Our opinions herein are limited to the laws of British Columbia and the federal laws of Canada applicable therein.

     Based upon and subject to the foregoing, we are of the opinion that the Common Shares are validly issued as fully paid and non-assessable common shares in the capital of the Company.

     Consent is hereby given to the use of our name in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

                                        Yours truly,


                                        /s/ Borden Ladner Gervais LLP


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Borden Ladner Gervais LLP is an Ontario Limited Liability Partnership

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